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                                                                    EXHIBIT 10.5


                                    AMENDMENT

                                     to the

                             PAINE WEBBER GROUP INC.

                    SENIOR OFFICER DEFERRED COMPENSATION PLAN


                  Pursuant to Section 11 of the Senior Officer Deferred Compensation Plan (the "Plan") of Paine Webber Group Inc., the Compensation Committee of the Board of Directors of PWG hereby amends the Plan as follows:

                  1. Section 7(c) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

                           "(c) Settlement. Subject to Section 8, the
                  Participant shall be entitled to receive, in settlement of such sub-account of the Deferral Account, the following:

                           (i) With respect to any balance in such sub-account resulting from amounts credited to such sub-account prior to August 15, 1996 (including additional amounts credited to such sub-account thereafter as a result of deemed dividend reinvestment or other earnings on such pre-August 15, 1996 balance and on such additional amounts), cash payments in an amount equal to such balance determined by valuing assets of such rabbi trust as of the applicable Valuation Date; provided that the trustee may, at the direction of the Committee or Administrator, distribute assets of the rabbi trust other than PWG common stock to the Participant in settlement of all or part of PaineWebber's obligations to the Participant with respect to such Deferral Account balance.

                           (ii) With respect to any balance in such sub-account not subject to (i) above, cash payment in an amount equal to such balance determined by valuing assets of such rabbi trust as of the applicable Valuation Date; provided that the trustee may, at the direction of the Committee or Administrator, distribute PWG common stock or other assets of the rabbi trust in settlement of
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                                    PaineWebber's obligations to the
                                    Participant with respect to such Deferral
                                    Account balance."

                  2. Section 8(a) of the Plan is hereby amended by deleting the phrase "by delivery of other assets other than PWG common stock" and replacing it with the following:
                                    "by delivery of PWG common stock or other assets (except that PWG common stock may not be delivered in settlement of that part of a Deferral Account subject to Section 7(c)(i) above)".

                  3. Section 9(b) of the Plan is hereby amended by inserting before the period (".") at the end thereof the following:

                                    "provided, however, that the provisions of this Section 9(b) shall not apply to Notional Stock Units credited to the account of a Section 16 Participant on or after August 15, 1996".

                  4. Section 9(c) of the Plan is hereby amended by inserting after the phrase "Notional Stock Units" the following:

                  "subject to Section 7(c)(i) above".

                  5. The effective date of this amendment shall be August 15, 1996. Except as otherwise amended hereby, the terms of the Plan shall remain in full force and effect.